    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1998

                                    REGISTRATION NOS. 333-43935 AND 333-43935-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                                      AND
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            CCA PRISON REALTY TRUST
      (Exact name of Registrant as Specified in its Governing Instruments)
                             ---------------------

              10 BURTON HILLS BOULEVARD                                 J. MICHAEL QUINLAN
                      SUITE 100                                       CHIEF EXECUTIVE OFFICER
             NASHVILLE, TENNESSEE 37215                              10 BURTON HILLS BOULEVARD
                   (615) 263-0200                                   NASHVILLE, TENNESSEE 37215
     (Address of Principal Executive Offices of                           (615) 263-0200
                      Registrant)                           (Name and Address of Agent for Service for
                                                                            Registrant)

                             ---------------------
                       CORRECTIONS CORPORATION OF AMERICA
           (Exact name of Co-Registrant as Specified in its Charter)

              10 BURTON HILLS BOULEVARD                                  DOCTOR R. CRANTS
             NASHVILLE, TENNESSEE 37215                               CHIEF EXECUTIVE OFFICER
                   (615) 263-3000                                    10 BURTON HILLS BOULEVARD
     (Address of Principal Executive Offices of                     NASHVILLE, TENNESSEE 37215
                    Co-Registrant)                                        (615) 263-3000
                                                            (Name and Address of Agent for Service for
                                                                          Co-Registrant)

                             ---------------------

                                                 COPIES TO:
                 ELIZABETH E. MOORE                                   F. MITCHELL WALKER, JR.
             STOKES & BARTHOLOMEW, P.A.                               BASS, BERRY & SIMS PLC
                   SUNTRUST CENTER                                     FIRST AMERICAN CENTER
             NASHVILLE, TENNESSEE 37219                             NASHVILLE, TENNESSEE 37238
          (615) 259-1450/FAX (615) 259-1470                      (615) 742-6200/FAX (615) 742-6298

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-43935 and 333-43935-01
    If this form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
              ------------
    If this form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                     ----------------
                             ---------------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    ------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                    PROPOSED MAXIMUM          PROPOSED             AMOUNT OF
            TITLE OF SECURITIES                 AMOUNT BEING         OFFERING PRICE      MAXIMUM AGGREGATE       REGISTRATION
             BEING REGISTERED                   REGISTERED(1)         PER UNIT(2)        OFFERING PRICE(2)            FEE
---------------------------------------------------------------------------------------------------------------------------------
Series A Preferred Shares, $0.01 Par Value
  Per Share................................        575,000               $25.00             $14,375,000             $4,241
==============================================================================================================================

(1) Includes 75,000 Series A Preferred Shares which the Underwriters have an option to purchase from the Company to cover over-allotments, if any.
(2) Based upon the actual offering price before underwriting discounts and commissions.

================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) and General Instructions G and IV of Form S-11 and Form S-3, respectively, all of which have been promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The contents of Registration Statement Nos. 333-43935 and 333-43935-01, declared effective by the Securities and Exchange Commission on January 26, 1998, including any prospectuses and prospectus supplements filed pursuant thereto in accordance with Rule 424 promulgated under the Securities Act, are incorporated herein by reference.

                                  UNDERTAKING

     The Registrant hereby undertakes and agrees to pay the registration fee for the securities registered hereunder within twenty-four (24) hours of the filing of this Registration Statement. It will give irrevocable wiring instructions to its bank at the opening of business on Tuesday, January 27, 1998 to wire the registration fee to the Commission immediately. Registrant has sufficient funds in its account to cover the amount of the filing fee.

                                    EXHIBITS

EXHIBIT
NUMBER
-------
   1       --  Form of Underwriting Agreement. (Filed as Exhibit 1 to the
               Registrant's Registration Statement on Form S-11 (File No.
               333-43935) and incorporated herein by reference).
   4.1     --  Specimen Certificate of Series A Preferred Shares.
   5.1     --  Opinion of Stokes & Bartholomew, P.A., regarding the
               validity of the Series A Preferred Shares being offered
               hereby.
   5.2     --  Opinion of Miles & Stockbridge P.C., regarding the validity of the Series A Preferred Shares being offered hereby.
  23.1     --  Consent of Stokes & Bartholomew, P.A. (included in Exhibit
               5.1).
  23.2     --  Consent of Arthur Andersen LLP (with respect to Corrections
               Corporation of America).
  23.3     --  Consent of Arthur Andersen LLP (with respect to CCA Prison
               Realty Trust).
  23.4     --  Consent of Miles & Stockbridge P.C. (included in Exhibit
               5.2).
  24       --  Powers of Attorney (included on signature pages of
               Registrant's Registration Statement on Form S-11 (File No.
               333-43935) and the Co-Registrant's Registration Statement on
               Form S-3 (File No. 333-43935-01) and incorporated herein by reference).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Nashville, State of Tennessee, on the 26th day of January, 1998.

                                          CCA PRISON REALTY TRUST

                                          By:   /s/ D. ROBERT CRANTS, III
                                            ------------------------------------
                                                   D. Robert Crants, III
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ DOCTOR R. CRANTS                        Chairman and Trustee       January 26, 1998
-----------------------------------------------------
                  Doctor R. Crants

               /s/ J. MICHAEL QUINLAN                     Chief Executive Officer      January 26, 1998
-----------------------------------------------------  (Principal Executive Officer)
                 J. Michael Quinlan                             and Trustee

              /s/ D. ROBERT CRANTS, III                    President and Trustee       January 26, 1998
-----------------------------------------------------
                D. Robert Crants, III

                /s/ MICHAEL W. DEVLIN                     Chief Operating Officer      January 26, 1998
-----------------------------------------------------           and Trustee
                  Michael W. Devlin

                 /s/ VIDA H. CARROLL                      Chief Financial Officer      January 26, 1998
-----------------------------------------------------     (Principal Financial and
                   Vida H. Carroll                          Accounting Officer)

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                     C. Ray Bell

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                  Richard W. Cardin

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                Monroe J. Carell, Jr.

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                 John W. Eakin, Jr.

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                     Ted Feldman

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                  Jackson W. Moore

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                                                                  Trustee              January 26, 1998
                          *
-----------------------------------------------------
                   Rusty L. Moore

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
                  Joseph V. Russell

                          *                                       Trustee              January 26, 1998
-----------------------------------------------------
              Charles W. Thomas, Ph.D.

*By:           /s/ D. ROBERT CRANTS, III                                               January 26, 1998
    -------------------------------------------------
                  D. Robert Crants,
                  Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Corrections Corporation of America has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 26th day of January, 1998.

                                          CORRECTIONS CORPORATION OF AMERICA

                                          By:     /s/ DOCTOR R. CRANTS
                                            ------------------------------------
                                                      Doctor R. Crants
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ DOCTOR R. CRANTS                       Chairman of the Board;      January 26, 1998
-----------------------------------------------------     President, Chief Executive
                  Doctor R. Crants                          Officer; and Director
                                                             (Principal Executive
                                                                   Officer)

              /s/ DARRELL K. MASSENGALE                Vice President, Finance; Chief  January 26, 1998
-----------------------------------------------------    Financial Officer, Secretary
                Darrell K. Massengale                      and Treasurer (Principal
                                                           Financial and Accounting
                                                                   Officer)

                          *                            Chairman Emeritus and Director  January 26, 1998
-----------------------------------------------------
                  Thomas W. Beasley

                          *                                       Director             January 26, 1998
-----------------------------------------------------
                  Joseph F. Johnson

                          *                                       Director             January 26, 1998
-----------------------------------------------------
                 William F. Andrews

                          *                                       Director             January 26, 1998
-----------------------------------------------------
                R. Clayton McWhorter

                          *                                       Director             January 26, 1998
-----------------------------------------------------
                  Jean-Pierre Cuny

                          *                                       Director             January 26, 1998
-----------------------------------------------------
             Samuel W. Bartholomew, Jr.

*By:         /s/ DARRELL K. MASSENGALE                                                 January 26, 1998
    -------------------------------------------------
               Darrell K. Massengale,
                  Attorney-in-fact